Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2021 SECOND QUARTER RESULTS

31% Year-over-Year Rise in Total Revenues

Gross Margin Percentage Increased 360 Basis Points Year-over-Year

85% Year-over-Year Increase in Consolidated Backlog Dollars to $1.77 Billion

Raised Full Year 2021 Profitability Guidance

Issued Redemption Notice for Remaining Principal Amount of 10% Senior Secured Notes Due 2022

MATAWAN, NJ, June 3, 2021 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six-month period ended April 30, 2021.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2021:

●

Total revenues increased 30.6% to $703.2 million in the second quarter of fiscal 2021, compared with $538.4 million in the same quarter of the prior year. For the six months ended April 30, 2021, total revenues increased 23.8% to $1.28 billion compared with $1.03 billion in the same period during the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 360 basis points to 18.1% for the three months ended April 30, 2021 compared with 14.5% during the same period a year ago. During the first half of fiscal 2021, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 17.7%, up 400 basis points, compared with 13.7% during the same period last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 310 basis points to 21.3% during the fiscal 2021 second quarter compared with 18.2% in last year’s second quarter. For the six months ended April 30, 2021, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.0%, up 320 basis points, compared with 17.8% in the same period of the previous fiscal year.

●

In 2019, we granted phantom stock awards in lieu of actual equity under our long-term incentive plan ("LTIP”). This was done in the best interest of shareholders to avoid dilution concerns associated with our low stock price of $14.50 at the time of grant. Expense related to the phantom stock varies depending upon our common stock price at quarter end, is a non-cash expense through fiscal 2021, and is reflected in our total SG&A expenses. SG&A expenses in the second quarter of fiscal 2021 included $17.5 million of incremental expense due to the phantom stock awards, which is solely related to our common stock price increasing from $51.16 at the end of the first quarter to $132.59 at the end of the second quarter (“incremental phantom stock expense”). Had equity shares rather than phantom stock been utilized for our 2019 LTIP grants, there would not have been an incremental SG&A expense due to stock price movements.

●

Total SG&A was $82.6 million, or 11.7% of total revenues, in the fiscal 2021 second quarter compared with $55.9 million, or 10.4% of total revenues, in the previous year’s second quarter. During the first six months of fiscal 2021, total SG&A was $146.3 million, or 11.4% of total revenues, compared with $116.3 million, or 11.3% of total revenues, in the same period of the prior fiscal year. Excluding incremental phantom stock expense, SG&A would have been $65.1 million, or 9.3% of total revenues for the second quarter of fiscal 2021 and $128.8 million, or 10.1% of total revenues, for the six months ended April 30, 2021.

●

Total interest expense was $43.8 million for the second quarter of fiscal 2021 compared with $45.5 million during the second quarter of fiscal 2020. For the six months ended April 30, 2021, total interest expense was $84.9 million compared with $88.6 million during the same period last year.

●

Income from unconsolidated joint ventures was $2.6 million for the second quarter ended April 30, 2021 compared with $6.2 million in the fiscal 2020 second quarter. For the first half of fiscal 2021, income from unconsolidated joint ventures was $4.6 million compared with $7.8 million in the same period a year ago.

●

Income before income taxes for the second quarter of fiscal 2021 was $31.0 million, up $26.9 million compared with $4.2 million in the second quarter of the prior fiscal year. For the first six months of fiscal 2021, income before income taxes was $50.6 million compared with a loss of $3.3 million during the same period of fiscal 2020.

●

Adjusted pretax income, which is income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, was $31.1 million in the second quarter of fiscal 2021 compared with $5.4 million in the fiscal 2020 second quarter. Excluding incremental phantom stock expense, our adjusted pretax income would have been $48.6 million for the fiscal 2021 second quarter and would have exceeded the $45 million high end of the guidance range for the second quarter provided last quarter. For the six months ended April 30, 2021, adjusted pretax income was $52.6 million compared with a loss before these items of $8.7 million during the first six months of fiscal 2020. Excluding incremental phantom stock expense, our adjusted pretax income would have been $70.1 million for the first six months of fiscal 2021.

●

The company recorded a full reduction of the federal tax valuation allowance and a partial reduction of the state tax valuation allowance during the quarter. This resulted in a credit to tax expense and an increase in net income during the quarter of $468.6 million. The remaining state valuation allowance as of April 30, 2021 was $102.9 million. The profit for the quarter, plus this reduction in valuation allowance, resulted in total shareholders' equity increasing sequentially by $489.0 million during the quarter.

●

Net income, including the benefit of the valuation allowance reduction, was $488.7 million, or $69.65 per diluted common share, for the three months ended April 30, 2021 compared with net income of $4.1 million, or $0.60 per diluted common share, in the second quarter of the previous fiscal year. For the first six months of fiscal 2021, net income, including the benefit of the valuation allowance reduction, was $507.6 million, or $72.71 per diluted common share, compared with a net loss of $5.1 million, or $0.82 per diluted common share, in the same period during fiscal 2020.

●

EBITDA increased 49.9% to $76.3 million for the second quarter of fiscal 2021 compared with $50.9 million in the same quarter of the prior year. For the first half of fiscal 2021, EBITDA was $138.3 million, a 57.4% increase, compared with $87.9 million in the first half of fiscal 2020. Excluding incremental phantom stock expense, adjusted EBITDA would have increased 80.2% to $93.9 million for the second quarter of fiscal 2021 and would have increased 91.4% to $157.8 million for the six months ended April 30, 2021. Excluding incremental phantom stock expense, adjusted EBITDA would have exceeded the high end of the guidance range for the quarter provided last quarter.

●

Financial services income before income taxes was $10.4 million for the second quarter of fiscal 2021, up 119.1% compared with $4.7 million in the second quarter of fiscal 2020. For the first half of fiscal 2021, financial services income before income taxes increased 112.3% to $19.5 million compared with $9.2 million in the same period one year ago.

●

Consolidated contracts per community increased 61.9% to 18.3 contracts per community for the second quarter ended April 30, 2021 compared with 11.3 contracts per community in last year’s second quarter. Contracts per community, including domestic unconsolidated joint ventures(1), increased 58.5% to 16.8 for the second quarter of fiscal 2021 compared with 10.6 for the second quarter of fiscal 2020. These strong year over year improvements in sales pace were positively impacted by slower sales during the initial COVID shutdown period last year.

●

The number of consolidated contracts increased 19.1% to 1,771 homes during the fiscal 2021 second quarter, compared with 1,487 homes in last year’s second quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2021 increased 19.4% to 1,960 homes from 1,642 homes during the same quarter a year ago.

●

For the first half of fiscal 2021, the number of consolidated contracts increased 26.3% to 3,549 homes compared with 2,809 homes in the first half of fiscal 2020. The number of contracts, including domestic unconsolidated joint ventures, for the six months ended April 30, 2021 increased 25.1% to 3,922 homes from 3,134 homes during the same period a year ago.

●

As of the end of the second quarter of fiscal 2021, community count, including domestic unconsolidated joint ventures, was 117 communities, compared with 155 communities at April 30, 2020. Consolidated community count was 97 as of April 30, 2021, compared with 132 communities at the end of the previous year’s second quarter. The decline was primarily a result of selling out of communities at a faster than anticipated pace and delayed community openings primarily related to adverse impacts from COVID-19. We continue to expect to grow our fiscal 2021 year-end community count to approximately 130 communities, including domestic unconsolidated joint ventures.

●

Despite 1,618 second quarter consolidated deliveries, consolidated lots controlled increased by 1,295 lots sequentially to 28,077 at April 30, 2021 from 26,782 lots at January 31, 2021, which illustrated our ability to control more lots than we delivered.

●

Due to consciously restricting sales in many of our communities in recent months and a difficult comparison to a very strong May last year, contracts per community for May 2021 decreased 18.9% to 4.3 compared with 5.3 for the same month one year ago. The dollar value of May 2021 consolidated contracts decreased 23.0% to $197.0 million compared with $255.9 million in May last year. However, May 2021 contracts had the highest gross margin percentage at the point of contract for any month in more than a decade.

●

The dollar value of consolidated contract backlog, as of April 30, 2021, increased 85.2% to $1.77 billion compared with $958.1 million as of April 30, 2020. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2021, increased 80.0% to $2.04 billion compared with $1.13 billion as of April 30, 2020.

●

Consolidated deliveries increased 22.1% to 1,618 homes in the fiscal 2021 second quarter compared with 1,325 homes in the previous year’s second quarter. For the fiscal 2021 second quarter, deliveries, including domestic unconsolidated joint ventures, increased 17.2% to 1,773 homes compared with 1,513 homes during the second quarter of fiscal 2020.

●

For the first half of fiscal 2021, consolidated deliveries increased 17.3% to 3,003 homes compared with 2,561 homes in the first six months of the previous year. For the first half of fiscal 2021, deliveries, including domestic unconsolidated joint ventures, increased 13.1% to 3,277 homes compared with 2,898 homes during the same period of fiscal 2020.

●

The contract cancellation rate for consolidated contracts was 16% for the second quarter ended April 30, 2021 compared with 23% in the fiscal 2020 second quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 15% for the second quarter of fiscal 2021 compared with 23% in the second quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2021:

●

During the second quarter of fiscal 2021, land and land development spending was $175.0 million, an increase of 53.0% compared with $114.4 million in last year’s second quarter. For the first half of fiscal 2021, land and land development spending was $353.6 million, an increase of 52.2% compared with $232.3 million in the same period one year ago.

●	Total liquidity at the end of the second quarter of fiscal 2021 was $352.8 million, well above our targeted liquidity range of $170 million to $245 million.

●	In the second quarter of fiscal 2021, approximately 3,400 lots were put under option or acquired in 33 consolidated communities.

●

As of April 30, 2021, the total controlled consolidated lots increased 5.0% to 28,077 compared with 26,734 lots at the end of the previous year’s second quarter. Based on trailing twelve-month deliveries, the current position equaled a 4.6 years’ supply.

●

We sent a notice of redemption to pay off in full the remaining $111 million principal amount of our 10.0% senior secured notes due July 2022 at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date of July 31, 2021. Additionally, we presently intend to pay off in full the remaining principal amount of $70 million of our 10.5% senior secured notes due July 2024 in advance of their maturity.

FINANCIAL GUIDANCE(2):

Financial guidance for both the third quarter and full year for fiscal 2021 assumes no adverse changes in current market conditions and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $132.59 at April 30, 2021. Every $4 increase or decrease in common stock price from the end of the second quarter, results in an approximate $1 million increase or decrease, respectively, of phantom stock expense.

●

For the third quarter of fiscal 2021, total revenues are expected to be between $700 million and $750 million, adjusted pretax income is expected to be between $35 million and $45 million and adjusted EBITDA is expected to be between $80 million and $90 million.

●

For all of fiscal 2021, total revenues are expected to be between $2.65 billion and $2.80 billion; however, we are increasing our guidance for adjusted pretax income to be between $150 million and $170 million and we are increasing our guidance for adjusted EBITDA to be between $310 million and $350 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased with our trend of reporting improved results. Our fiscal 2021 second quarter total revenues, gross margin percentage, adjusted EBITDA and adjusted pretax income were all within the guidance range that we gave last quarter. Had our SG&A not contained incremental phantom stock expense related solely to our stock price increasing from $51.16 at the end of the first quarter to $132.59 at the end of the second quarter, our results would have been above the high end of the guidance range for adjusted EBITDA and adjusted pretax income, as well as within the SG&A ratio guidance range,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “By using phantom stock rather than actual equity shares for our 2019 LTIP grant when our stock price was so low, the Company avoided the long-term impacts of dilution and remains convinced it made the right decision for shareholders.”

“For the second consecutive quarter, our contract backlog dollars increased 85% year over year. Despite increased material and labor costs, gross margins on contracts currently in our backlog along with continued strong demand for new homes gave us the confidence to raise our full fiscal 2021 profitability guidance. We believe that the outlook for housing demand will remain strong over the next few years. Finally, our progress in increasing our land position and our significant increases in land and land development spend over the recent quarters gives us confidence about our ability to grow community count for the remainder of this year and beyond.

By continuing to execute on our strategy, we can maximize returns for all of our stakeholders,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2021 second quarter financial results conference call at 11:00 a.m. E.T. on Thursday, June 3, 2021. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. This earnings release also presents EBITDA and Adjusted EBITDA adjusted to exclude the impact of incremental phantom stock expense. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release or elsewhere in this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income (loss), which is defined as income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. This earnings release also presents adjusted pretax income adjusted to exclude the impact of incremental phantom stock expense. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of adjusted pretax income (loss) to income (loss) before income taxes is presented in a table attached to this earnings release or elsewhere in this earnings release.

SG&A excluding the impact of incremental phantom stock expense is a non-GAAP financial measure. The most directly comparable GAAP financial measure is SG&A, to which SG&A excluding the impact of incremental phantom stock expense is reconciled herein.

Total liquidity is comprised of $218.3 million of cash and cash equivalents, $9.5 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of April 30, 2021.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) the seasonality of the Company’s business; (5) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (6) shortages in, and price fluctuations of, raw materials and labor, including due to changes in trade policies and the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with, and retaliatory measures taken by, other countries; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2021 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
April 30, 2021
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Total revenues	$703,162	$538,351	$1,277,826	$1,032,407
Costs and expenses (1)	674,771	540,219	1,231,766	1,052,707
(Loss) gain on extinguishment of debt	-	(174)	-	9,282
Income from unconsolidated joint ventures	2,641	6,221	4,557	7,761
Income (loss) before income taxes	31,032	4,179	50,617	(3,257)
Income tax (benefit) provision	(457,644)	100	(457,018)	1,812
Net income (loss)	$488,676	$4,079	$507,635	$(5,069)

Per share data:
Basic:
Net income (loss) per common share	$71.11	$0.63	$74.00	$(0.82)
Weighted average number of common shares outstanding (2)	6,248	6,172	6,236	6,166
Assuming dilution:
Net income (loss) per common share	$69.65	$0.60	$72.71	$(0.82)
Weighted average number of common shares outstanding (2)	6,368	6,432	6,331	6,166

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2021
Reconciliation of income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt to income (loss) before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Income (loss) before income taxes	$31,032	$4,179	$50,617	$(3,257)
Inventory impairment loss and land option write-offs	81	1,010	1,958	3,838
Loss (gain) on extinguishment of debt	-	174	-	(9,282)
Income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt (1)	$31,113	$5,363	$52,575	$(8,701)

(1) Income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes.

Hovnanian Enterprises, Inc.
April 30, 2021
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Sale of homes	$679,515	$523,347	$1,230,880	$1,002,580
Cost of sales, excluding interest expense and land charges (1)	535,017	427,944	972,389	824,262
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	144,498	95,403	258,491	178,318
Cost of sales interest expense, excluding land sales interest expense	21,704	18,537	38,421	36,673
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	122,794	76,866	220,070	141,645
Land charges	81	1,010	1,958	3,838
Homebuilding gross margin	$122,713	$75,856	$218,112	$137,807

Homebuilding Gross margin percentage	18.1%	14.5%	17.7%	13.7%
Homebuilding Gross margin percentage, before cost of sales interest expense and land charges (2)	21.3%	18.2%	21.0%	17.8%
Homebuilding Gross margin percentage, after cost of sales interest expense, before land charges (2)	18.1%	14.7%	17.9%	14.1%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Land and lot sales	$1,549	$50	$4,911	$75
Land and lot sales cost of sales, excluding interest and land charges (1)	1,517	83	3,783	120
Land and lot sales gross margin, excluding interest and land charges	32	(33)	1,128	(45)
Land and lot sales interest	21	52	469	52
Land and lot sales gross margin, including interest and excluding land charges	$11	$(85)	$659	$(97)

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2021
Reconciliation of adjusted EBITDA to net income (loss)
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income (loss)	$488,676	$4,079	$507,635	$(5,069)
Income tax (benefit) provision	(457,644)	100	(457,018)	1,812
Interest expense	43,758	45,458	84,898	88,597
EBIT (1)	74,790	49,637	135,515	85,340
Depreciation and amortization	1,484	1,263	2,822	2,542
EBITDA (2)	76,274	50,900	138,337	87,882
Inventory impairment loss and land option write-offs	81	1,010	1,958	3,838
Loss (gain) on extinguishment of debt	-	174	-	(9,282)
Adjusted EBITDA (3)	$76,355	$52,084	$140,295	$82,438

Interest incurred	$41,870	$45,323	$83,327	$89,657

Adjusted EBITDA to interest incurred	1.82	1.15	1.68	0.92

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and (loss) gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2021
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$65,327	$67,879	$65,010	$71,264
Plus interest incurred	41,870	45,323	83,327	89,657
Less interest expensed	43,758	45,458	84,898	88,597
Less interest contributed to unconsolidated joint venture (1)	3,667	-	3,667	4,580
Interest capitalized at end of period (2)	$59,772	$67,744	$59,772	$67,744

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into in April 2021 and December 2019 during the six months ended April 30, 2021 and 2020, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30,	October 31,
	2021	2020
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$218,321	$262,489
Restricted cash and cash equivalents	12,753	14,731
Inventories:
Sold and unsold homes and lots under development	1,029,089	921,594
Land and land options held for future development or sale	102,370	91,957
Consolidated inventory not owned	125,414	182,224
Total inventories	1,256,873	1,195,775
Investments in and advances to unconsolidated joint ventures	112,505	103,164
Receivables, deposits and notes, net	34,102	33,686
Property, plant and equipment, net	17,828	18,185
Prepaid expenses and other assets	56,712	58,705
Total homebuilding	1,709,094	1,686,735

Financial services	169,708	140,607

Deferred tax assets, net	459,186	-
Total assets	$2,337,988	$1,827,342

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$113,861	$135,122
Accounts payable and other liabilities	379,381	359,274
Customers’ deposits	65,930	48,286
Liabilities from inventory not owned, net of debt issuance costs	90,430	131,204
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,429,324	1,431,110
Accrued Interest	35,321	35,563
Total homebuilding	2,114,247	2,140,559

Financial services	148,439	119,045
Income taxes payable	2,588	3,832
Total liabilities	2,265,274	2,263,436

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2021 and October 31, 2020	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,030,903 shares at April 30, 2021 and 5,990,310 shares at October 31, 2020	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 657,554 shares at April 30, 2021 and 649,886 shares at October 31, 2020	7	7
Paid in capital - common stock	719,347	718,110
Accumulated deficit	(667,410)	(1,175,045)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at April 30, 2021 and October 31, 2020	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity (deficit)	71,943	(436,929)
Noncontrolling interest in consolidated joint ventures	771	835
Total equity (deficit)	72,714	(436,094)
Total liabilities and equity	$2,337,988	$1,827,342

(1)	Derived from the audited balance sheet as of October 31, 2020.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Revenues:
Homebuilding:
Sale of homes	$679,515	$523,347	$1,230,880	$1,002,580
Land sales and other revenues	1,919	643	5,721	1,452
Total homebuilding	681,434	523,990	1,236,601	1,004,032
Financial services	21,728	14,361	41,225	28,375
Total revenues	703,162	538,351	1,277,826	1,032,407

Expenses:
Homebuilding:
Cost of sales, excluding interest	536,534	428,027	976,172	824,382
Cost of sales interest	21,725	18,589	38,890	36,725
Inventory impairment loss and land option write-offs	81	1,010	1,958	3,838
Total cost of sales	558,340	447,626	1,017,020	864,945
Selling, general and administrative	42,204	40,605	82,429	81,279
Total homebuilding expenses	600,544	488,231	1,099,449	946,224

Financial services	11,361	9,630	21,715	19,184
Corporate general and administrative	40,382	15,275	63,865	35,019
Other interest	22,033	26,869	46,008	51,872
Other operations	451	214	729	408
Total expenses	674,771	540,219	1,231,766	1,052,707
(Loss) gain on extinguishment of debt	-	(174)	-	9,282
Income from unconsolidated joint ventures	2,641	6,221	4,557	7,761
Income (loss) before income taxes	31,032	4,179	50,617	(3,257)
State and federal income tax (benefit) provision:
State	(91,374)	100	(90,748)	1,812
Federal	(366,270)	-	(366,270)	-
Total income taxes	(457,644)	100	(457,018)	1,812
Net income (loss)	$488,676	$4,079	$507,635	$(5,069)

Per share data:
Basic:
Net income (loss) per common share	$71.11	$0.63	$74.00	$(0.82)
Weighted-average number of common shares outstanding	6,248	6,172	6,236	6,166
Assuming dilution:
Net income (loss) per common share	$69.65	$0.60	$72.71	$(0.82)
Weighted-average number of common shares outstanding	6,368	6,432	6,331	6,166

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	64	66	(3.0)%	42	94	(55.3)%	142	106	34.0%
	Dollars	$49,948	$23,266	114.7%	$28,686	$46,791	(38.7)%	$105,828	$50,771	108.4%
	Avg. Price	$780,438	$352,515	121.4%	$683,000	$497,777	37.2%	$745,268	$478,972	55.6%
Mid-Atlantic
(DE, MD, VA, WV)	Home	242	247	(2.0)%	216	168	28.6%	585	429	36.4%
	Dollars	$152,237	$128,652	18.3%	$112,124	$89,677	25.0%	$350,183	$228,622	53.2%
	Avg. Price	$629,079	$520,858	20.8%	$519,093	$533,792	(2.8)%	$598,603	$532,918	12.3%
Midwest
(IL, OH)	Home	225	174	29.3%	203	184	10.3%	673	468	43.8%
	Dollars	$80,541	$54,501	47.8%	$64,010	$56,543	13.2%	$208,841	$132,523	57.6%
	Avg. Price	$357,960	$313,224	14.3%	$315,320	$307,299	2.6%	$310,314	$283,169	9.6%
Southeast
(FL, GA, SC)	Home	153	109	40.4%	167	127	31.5%	392	287	36.6%
	Dollars	$66,485	$48,508	37.1%	$80,863	$56,317	43.6%	$185,139	$131,695	40.6%
	Avg. Price	$434,542	$445,028	(2.4)%	$484,210	$443,441	9.2%	$472,293	$458,868	2.9%
Southwest
(AZ, TX)	Home	829	582	42.4%	633	515	22.9%	1,416	765	85.1%
	Dollars	$319,618	$187,493	70.5%	$217,165	$170,485	27.4%	$540,321	$262,634	105.7%
	Avg. Price	$385,546	$322,153	19.7%	$343,073	$331,039	3.6%	$381,583	$343,312	11.1%
West
(CA)	Home	258	309	(16.5)%	357	237	50.6%	689	328	110.1%
	Dollars	$151,571	$139,418	8.7%	$176,667	$103,534	70.6%	$384,089	$151,812	153.0%
	Avg. Price	$587,484	$451,191	30.2%	$494,866	$436,852	13.3%	$557,459	$462,841	20.4%
Consolidated Total
	Home	1,771	1,487	19.1%	1,618	1,325	22.1%	3,897	2,383	63.5%
	Dollars	$820,400	$581,838	41.0%	$679,515	$523,347	29.8%	$1,774,401	$958,057	85.2%
	Avg. Price	$463,241	$391,282	18.4%	$419,972	$394,979	6.3%	$455,325	$402,038	13.3%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	189	155	21.9%	155	188	(17.6)%	476	303	57.1%
	Dollars	$109,806	$82,890	32.5%	$91,067	$112,196	(18.8)%	$266,673	$175,817	51.7%
	Avg. Price	$580,984	$534,774	8.6%	$587,529	$596,787	(1.6)%	$560,238	$580,254	(3.4)%
Grand Total
	Home	1,960	1,642	19.4%	1,773	1,513	17.2%	4,373	2,686	62.8%
	Dollars	$930,206	$664,728	39.9%	$770,582	$635,543	21.2%	$2,041,074	$1,133,874	80.0%
	Avg. Price	$474,595	$404,828	17.2%	$434,620	$420,055	3.5%	$466,745	$422,142	10.6%

KSA JV Only
	Home	146	284	(48.6)%	0	0	0.0%	1,451	581	149.7%
	Dollars	$22,805	$44,393	(48.6)%	$0	$0	0.0%	$227,851	$91,551	148.9%
	Avg. Price	$156,199	$156,317	(0.1)%	$0	$0	0.0%	$157,030	$157,575	(0.3)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	107	129	(17.1)%	95	175	(45.7)%	142	106	34.0%
	Dollars	$83,618	$56,269	48.6%	$59,902	$92,055	(34.9)%	$105,828	$50,771	108.4%
	Avg. Price	$781,477	$436,194	79.2%	$630,547	$526,029	19.9%	$745,268	$478,972	55.6%
Mid-Atlantic
(DE, MD, VA, WV)	Home	471	430	9.5%	392	323	21.4%	585	429	36.4%
	Dollars	$296,718	$222,354	33.4%	$205,035	$177,266	15.7%	$350,183	$228,622	53.2%
	Avg. Price	$629,975	$517,102	21.8%	$523,048	$548,811	(4.7)%	$598,603	$532,918	12.3%
Midwest
(IL, OH)	Home	463	361	28.3%	386	343	12.5%	673	468	43.8%
	Dollars	$159,927	$112,777	41.8%	$120,603	$102,935	17.2%	$208,841	$132,523	57.6%
	Avg. Price	$345,417	$312,402	10.6%	$312,443	$300,102	4.1%	$310,314	$283,169	9.6%
Southeast
(FL, GA, SC)	Home	363	264	37.5%	269	224	20.1%	392	287	36.6%
	Dollars	$164,679	$115,666	42.4%	$126,511	$92,997	36.0%	$185,139	$131,695	40.6%
	Avg. Price	$453,661	$438,129	3.5%	$470,301	$415,165	13.3%	$472,293	$458,868	2.9%
Southwest
(AZ, TX)	Home	1,565	1,110	41.0%	1,215	1,008	20.5%	1,416	765	85.1%
	Dollars	$587,443	$365,926	60.5%	$407,347	$334,188	21.9%	$540,321	$262,634	105.7%
	Avg. Price	$375,363	$329,663	13.9%	$335,265	$331,536	1.1%	$381,583	$343,312	11.1%
West
(CA)	Home	580	515	12.6%	646	488	32.4%	689	328	110.1%
	Dollars	$325,685	$230,250	41.4%	$311,482	$203,139	53.3%	$384,089	$151,812	153.0%
	Avg. Price	$561,524	$447,087	25.6%	$482,170	$416,268	15.8%	$557,459	$462,841	20.4%
Consolidated Total
	Home	3,549	2,809	26.3%	3,003	2,561	17.3%	3,897	2,383	63.5%
	Dollars	$1,618,070	$1,103,242	46.7%	$1,230,880	$1,002,580	22.8%	$1,774,401	$958,057	85.2%
	Avg. Price	$455,923	$392,753	16.1%	$409,883	$391,480	4.7%	$455,325	$402,038	13.3%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	373	325	14.8%	274	337	(18.7)%	476	303	57.1%
	Dollars	$211,713	$189,807	11.5%	$162,180	$198,545	(18.3)%	$266,673	$175,817	51.7%
	Avg. Price	$567,598	$584,022	(2.8)%	$591,898	$589,154	0.5%	$560,237	$580,254	(3.4)%
Grand Total
	Home	3,922	3,134	25.1%	3,277	2,898	13.1%	4,373	2,686	62.8%
	Dollars	$1,829,783	$1,293,049	41.5%	$1,393,060	$1,201,125	16.0%	$2,041,074	$1,133,874	80.0%
	Avg. Price	$466,544	$412,587	13.1%	$425,102	$414,467	2.6%	$466,745	$422,142	10.6%

KSA JV Only
	Home	359	379	(5.3)%	0	0	0.0%	1,451	581	149.7%
	Dollars	$56,178	$59,234	(5.2)%	$0	$0	0.0%	$227,851	$91,551	148.9%
	Avg. Price	$156,485	$156,290	0.1%	$0	$0	0.0%	$157,030	$157,575	(0.3)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	14	34	(58.8)%	17	56	(69.6)%	14	61	(77.0)%
(excluding KSA JV)	Dollars	$16,977	$25,083	(32.3)%	$23,813	$48,259	(50.7)%	$17,839	$48,707	(63.4)%
(NJ, PA)	Avg. Price	$1,212,643	$737,735	64.4%	$1,400,765	$861,768	62.5%	$1,274,214	$798,475	59.6%
Mid-Atlantic
(unconsolidated joint ventures)	Home	26	17	52.9%	33	19	73.7%	127	45	182.2%
(DE, MD, VA, WV)	Dollars	$14,962	$8,609	73.8%	$17,923	$9,536	88.0%	$75,401	$23,133	225.9%
	Avg. Price	$575,462	$506,412	13.6%	$543,121	$501,895	8.2%	$593,709	$514,067	15.5%
Midwest
(unconsolidated joint ventures)	Home	0	4	(100.0)%	0	6	(100.0)%	0	3	(100.0)%
(IL, OH)	Dollars	$0	$1,754	(100.0)%	$0	$2,859	(100.0)%	$0	$1,363	(100.0)%
	Avg. Price	$0	$438,500	(100.0)%	$0	$476,667	(100.0)%	$0	$454,333	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	127	82	54.9%	70	60	16.7%	272	137	98.5%
(FL, GA, SC)	Dollars	$69,362	$37,309	85.9%	$33,510	$27,678	21.1%	$145,096	$68,550	111.7%
	Avg. Price	$546,157	$454,988	20.0%	$478,714	$461,300	3.8%	$533,441	$500,365	6.6%
Southwest
(unconsolidated joint ventures)	Home	0	10	(100.0)%	14	27	(48.1)%	21	46	(54.3)%
(AZ, TX)	Dollars	$(17)	$7,421	(100.2)%	$8,441	$17,026	(50.4)%	$12,758	$29,973	(57.4)%
	Avg. Price	$0	$742,100	(100.0)%	$602,929	$630,593	(4.4)%	$607,524	$651,587	(6.8)%
West
(unconsolidated joint ventures)	Home	22	8	175.0%	21	20	5.0%	42	11	281.8%
(CA)	Dollars	$8,522	$2,714	214.0%	$7,380	$6,838	7.9%	$15,579	$4,091	280.8%
	Avg. Price	$387,364	$339,250	14.2%	$351,429	$341,900	2.8%	$370,929	$371,909	(0.3)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	189	155	21.9%	155	188	(17.6)%	476	303	57.1%
	Dollars	$109,806	$82,890	32.5%	$91,067	$112,196	(18.8)%	$266,673	$175,817	51.7%
	Avg. Price	$580,984	$534,774	8.6%	$587,529	$596,787	(1.6)%	$560,237	$580,254	(3.4)%

KSA JV Only
	Home	146	284	(48.6)%	0	0	0.0%	1,451	581	149.7%
	Dollars	$22,805	$44,393	(48.6)%	$0	$0	0.0%	$227,851	$91,551	148.9%
	Avg. Price	$156,199	$156,317	(0.1)%	$0	$0	0.0%	$157,030	$157,575	(0.3)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	27	91	(70.3)%	31	106	(70.8)%	14	61	(77.0)%
(excluding KSA JV)	Dollars	$34,812	$70,383	(50.5)%	$41,508	$85,355	(51.4)%	$17,839	$48,707	(63.4)%
(NJ, PA)	Avg. Price	$1,289,333	$773,440	66.7%	$1,338,968	$805,236	66.3%	$1,274,214	$798,475	59.6%
Mid-Atlantic
(unconsolidated joint ventures)	Home	49	34	44.1%	63	31	103.2%	127	45	182.2%
(DE, MD, VA, WV)	Dollars	$28,288	$17,874	58.3%	$32,324	$15,716	105.7%	$75,401	$23,133	225.9%
	Avg. Price	$577,306	$525,706	9.8%	$513,079	$506,968	1.2%	$593,709	$514,067	15.5%
Midwest
(unconsolidated joint ventures)	Home	1	10	(90.0)%	1	10	(90.0)%	0	3	(100.0)%
(IL, OH)	Dollars	$409	$4,648	(91.2)%	$409	$4,569	(91.0)%	$0	$1,363	(100.0)%
	Avg. Price	$409,000	$464,800	(12.0)%	$409,000	$456,900	(10.5)%	$0	$454,333	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	244	119	105.0%	121	105	15.2%	272	137	98.5%
(FL, GA, SC)	Dollars	$127,120	$58,704	116.5%	$60,552	$50,727	19.4%	$145,096	$68,550	111.7%
	Avg. Price	$520,984	$493,311	5.6%	$500,430	$483,114	3.6%	$533,441	$500,365	6.6%
Southwest
(unconsolidated joint ventures)	Home	4	45	(91.1)%	29	44	(34.1)%	21	46	(54.3)%
(AZ, TX)	Dollars	$3,135	$29,219	(89.3)%	$17,180	$27,565	(37.7)%	$12,758	$29,973	(57.4)%
	Avg. Price	$783,750	$649,311	20.7%	$592,414	$626,477	(5.4)%	$607,524	$651,587	(6.8)%
West
(unconsolidated joint ventures)	Home	48	26	84.6%	29	41	(29.3)%	42	11	281.8%
(CA)	Dollars	$17,949	$8,979	99.9%	$10,207	$14,613	(30.2)%	$15,579	$4,091	280.8%
	Avg. Price	$373,938	$345,346	8.3%	$351,966	$356,415	(1.2)%	$370,929	$371,909	(0.3)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	373	325	14.8%	274	337	(18.7)%	476	303	57.1%
	Dollars	$211,713	$189,807	11.5%	$162,180	$198,545	(18.3)%	$266,673	$175,817	51.7%
	Avg. Price	$567,595	$584,022	(2.8)%	$591,898	$589,154	0.5%	$560,237	$580,254	(3.4)%

KSA JV Only
	Home	359	379	(5.3)%	0	0	0.0%	1,451	581	149.7%
	Dollars	$56,178	$59,234	(5.2)%	$0	$0	0.0%	$227,851	$91,551	148.9%
	Avg. Price	$156,485	$156,290	0.1%	$0	$0	0.0%	$157,030	$157,575	(0.3)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.